VILLAGE SUPER MARKET, INC.
                              EXECUTIVE OFFICES
                             733 Mountain Avenue
                         Springfield, New Jersey 07081
                            Phone:  (973) 467-2200
                             Fax:  (973) 467-6582


                           VILLAGE SUPER MARKET, INC.
                         DECLARES 4% DIVIDEND INCREASE


Contact:     Kevin Begley, CFO
             (973) 467-2200, Ext. 220
             Kevin.Begley@wakefern.com


     Springfield, New Jersey - March 19, 2010 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared a 4% increase in the quarterly cash dividend. The increased quarterly cash dividends are $.25 per Class A common share and $.1625 per Class B common share. The dividends will be payable on April 22, 2010 to shareholders of record at the close of business on April 1, 2010.

     Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.